Exhibit 23.1
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use in this Registration Statement Amendment No. 1 on Form S-2 filed by Nestor, Inc. of our report dated February 26, 2003, relating to the financial statements which appear in Nestor, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to Form S-2.



/s/ Carlin, Charron & Rosen, LLP
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Carlin, Charron & Rosen, LLP
Providence, Rhode Island


October 27, 2003